UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2021

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 in this Current Report on Form 8-K under the caption “Restructuring Support Agreement” is hereby incorporated by reference in this item 1.01.

Item 1.03. Bankruptcy or Receivership.

Voluntary Petitions for Bankruptcy

On August 31, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) and the subsidiaries of the Company listed on Exhibit 99.1 (together with the Company, the “Debtors”) commenced voluntary Chapter 11 proceedings under Chapter 11 of the United States, (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have requested that the Chapter 11 proceedings be jointly administered under the caption In re Sequential Brands Group Inc., et al. (the “Chapter 11 Cases”). The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of various “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at www.kccllc.net/SQBG, a website administered by Kurtzman Carson Consultants LLC, a third party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Restructuring Support Agreement

On August 31, 2021, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with creditors holding, in the aggregate, approximately 100% of obligations outstanding under the “Third Amended and Restated Credit Agreement,” dated as of July 1, 2016, with Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto, as subsequently amended (such lenders, the “Consenting Lenders” or the “Investor Group”). Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Form 8-K have the meanings given to them in the RSA, which is attached as Exhibit 99.3 hereto.

In conjunction with the execution of the RSA, the Company entered into two asset purchase agreements (each, an “APA” and together, the “Asset Purchase Agreements”) with (i) Gainline Galaxy Holdings LLC (“Galaxy”) for the purchase of the Company’s Active Division Assets, for a purchase price of $333 million (subject to certain adjustments) and (ii) Centric Brands LLC (“Centric” and, together with Galaxy, the “Stalking Horse Bidders”) for the purchase of the Joe’s Jeans brand, for a purchase price (subject to certain adjustments) of (a) $38,250,000 in cash plus (b) certain earnout payments (subject to minimum guaranteed payments of $750,000 per year) over the next five years (the transactions collectively, the “Sale Transactions”).

Upon filing for the Chapter 11 Cases, the Company will contemporaneously initiate a sale process for the Active Division Assets, the Joe’s Jeans brand, and the Company’s remaining brands, which is intended to be value-maximizing by providing third parties with the ability to provide higher and/or better bids. The Company plans to ultimately sell all or substantially all of its assets to the Stalking Horse Bidders and/or one or more third party purchasers determined through an auction process supervised by the Bankruptcy Court to have submitted the highest or otherwise best offer in accordance with the proposed bidding and sale procedures (the “Bidding Procedures”).

The RSA also contemplates debtor-in-possession financing pursuant to a DIP Credit Agreement (as defined and described below), to be provided by the Consenting Lenders, which will provide the Debtors up to $150 million in financing for the purposes of refinancing the First Lien Credit Agreements (as defined below) and will provide the Company with the necessary liquidity to operate during the Chapter 11 Cases.

Pursuant to the RSA, each of the Debtors and the Consenting Lenders has made customary commitments to each other. The Debtors have agreed to, among other things, seek to implement the Sale Transactions and other matters contemplated by the RSA and to satisfy certain other covenants. The Consenting Lenders have also committed to support and to use commercially reasonable efforts to take, or refrain from taking, certain actions in furtherance of the Sale Transactions and other matters contemplated in the RSA and to provide the necessary financing for the Chapter 11 Cases through, among other things, the DIP Credit Agreement.

The RSA and other transaction documents contain milestones for the progress of the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to, among other things, obtain certain orders of the Bankruptcy Court and consummate the Sale Transactions. Among other dates set forth in the RSA, the agreement contemplates:

•	On or prior to August 31, 2021 (the “Petition Date”), the Debtors shall have entered into the Asset Purchase Agreements (as defined in the RSA) with each of the respective Stalking Horse Bidders;
•	No later than one (1) calendar day after the Petition Date, the Company shall file a motion in Bankruptcy Court to approve the Debtors’ consensual use of cash collateral and debtor-in-possession financing facility pursuant to the terms set forth in the DIP Term Sheet (the “DIP Facility”);
•	No later than one (1) business day after the Petition Date, the Debtors shall file a motion requesting (a) an order from the Bankruptcy Court (the “Bidding Procedures Order”) (i) approving the proposed Bidding Procedures, and (ii) authorizing the Company to provide the Stalking Horse Bidders with the bid protections set forth in the applicable Asset Purchase Agreements, and (b) an order or orders from the Bankruptcy Court (each, a “Sale Order”) approving the Sale Transactions;
•	No later than three (3) business days after the Petition Date, the Bankruptcy Court shall have entered an order approving the DIP financing on an interim basis;
•	No later than twenty-three (23) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Bidding Procedures Order and an order approving the DIP financing on a final basis;
•	The Debtors shall establish a date that is no later than fifty-five (55) calendar days after the Petition Date as the deadline for the submission of binding bids with respect to each of the Sales;
•	No later than sixty (60) calendar days after the Petition Date, the Debtors shall complete an auction for substantially all of its assets, in accordance with the Bidding Procedures; provided that if there is no higher or better offer submitted in comparison to the stalking horse bids, no auction shall be held;
•	No later than sixty-five (65) calendar days after the Petition Date, the Bankruptcy Court shall have entered one or more Sale Orders approving each of the winning bids resulting from the auction which any such order shall be in form and substance acceptable to the Requisite Consenting Lenders; and
•	Closing of the Sales, including consummation of the transactions contemplated thereby, shall occur no later than the date that is seventy-five (75) calendar days after the Petition Date.

Each of the parties to the RSA may terminate the agreement under certain limited circumstances. Any Debtor may terminate the RSA upon, among other circumstances:

•	the Bankruptcy Court enters an order denying any of the transactions embodied in the Asset Purchase Agreements and such order remains in effect for seven (7) Business Days after entry of such order; or
•	any Sale Order or Bidding Procedures Order is reversed or vacated.

The transactions contemplated by the RSA do not provide for any ownership or other interest in the Company or the applicable Buyer being provided to the holders of the Company’s outstanding common stock, nor does the Company currently anticipate the holders of the Company’s outstanding common stock will receive any consideration as a result of such transactions.

The transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

The APAs each contain customary representations, warranties and covenants, including closing conditions and agreements with respect to operation of the Company prior to closing. The APAs are attached to this Form 8-K to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about Sequential or the counterparties or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the APAs (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the applicable APA; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the applicable APA (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the applicable APA instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sequential or the counterparties or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the APAs may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the APA, which subsequent information may or may not be fully reflected in Sequential’s public disclosures.

The foregoing description of the RSA and APAs is not complete and is qualified in its entirety by reference to the RSA, which is attached hereto as Exhibit 99.3 and incorporated by reference herein, and the Asset Purchase Agreements, which are attached hereto as Exhibits 2.1 and 2.2 and are incorporated by reference herein.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the following obligations under those certain credit agreements (the “Credit Agreements”):

•	approximately $127.91 million under that certain “Third Amended and Restated First Lien Credit Agreement,” dated as of July 1, 2016, with Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto, as subsequently amended (the “First Lien Credit Agreement”); and
•	approximately $298.5 million under that certain “Third Amended and Restated Credit Agreement,” dated as of July 1, 2016, with Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto, as subsequently amended.

The Credit Agreements provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Credit Agreements are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Credit Agreements are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01. Regulation FD Disclosure.

On August 31, 2021, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Debtor-in-Possession Credit Agreement

The RSA, in addition to the Sale Transactions, also contemplates that the Company and the wholly-owned domestic subsidiaries of the Company, as guarantors, will enter into: a Super-Priority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto (collectively, the “DIP Lenders”), as summarized in the term sheet attached to the RSA as Exhibit D (the “DIP Term Sheet”).

The DIP Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors are seeking both (i) interim approval of the DIP Facility, and are seeking availability of a portion of the DIP Facility in the amount not less than $141 million at an interim hearing in the Bankruptcy Court, contemplated to occur promptly after the petition date, and (ii) final approval to access the remaining amounts available under the DIP Facility at a final hearing. The Debtors anticipate that the DIP Credit Agreement will become effective promptly following interim approval of the DIP Facility by the Bankruptcy Court.

If the Debtors’ entry into the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Lenders would provide a senior secured, super-priority debtor-in-possession term loan facility in an aggregate principal amount of $150 million (the “DIP Facility”), which term loan shall accumulate interest based on an interest rate of LIBOR rate plus 5.00%, with a 1.00% LIBOR floor. Payments under the DIP Facility include a 2.00% upfront payment (the “DIP Upfront Fee”) with (i) 0.50% payable on the date the DIP Facility transaction closes and (ii) 1.50% payable on the DIP Termination Date (as defined below). Principal under the DIP Facility is due on the maturity date under the DIP Credit Agreement. The scheduled maturity of the DIP Facility would be 120 days after the Petition Date (the “DIP Termination Date”).

Borrowings under the DIP Facility would be senior secured obligations of the Company, secured by a super priority lien on the collateral securing the Debtors’ obligations under the DIP Credit Agreement, as well as the unencumbered assets of the Debtors. The DIP Credit Agreement includes various customary covenants, including a covenant mandating compliance with a 13-week budget (subject to permitted variances), variance testing with respect to disbursements and receipts forecast in the 13-week budget and reporting requirements related to the Chapter 11 Cases, among others.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement by and among Gainline Galaxy Holdings LLC, Sequential Brands Group, Inc. and the other sellers party thereto
2.2	Asset Purchase Agreement by and among Centric Brands LLC and Joe's Holdings LLC
99.1	List of Filing Subsidiaries
99.2	Press Release, dated August 31, 2021
99.3	Restructuring Support Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: August 31, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer